                                                                    Exhibit 10.1

                    E M P L O Y M E N T   A G R E E M E N T
                    ---------------------------------------

     THIS AGREEMENT is made and entered into as of the 17th day of July, 1997, effective July 1, 1997, by and between Terrace Holdings, Inc., a Delaware corporation (the "Company"), A One A Produce & Provisions, Inc., and Terrace Fresh, Inc., both Florida corporations and wholly owned Subsidiaries of the Company (collectively the "Subsidiaries", and with the "Company" collectively hereinafter referred to as the "Employer") and Scott Davis (hereinafter referred to as the "Executive").

     WHEREAS, the Employer desires to enter into an agreement for the employment of Executive by the Employer and to be assured of the continued services of Executive and Executive desires to enter into employment by the Employer on the terms provided herein.

     NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

     1.   Employment, Duties and Authority.

     The Employer hereby employs Executive and Executive hereby accepts employment by the Employer on the terms, covenants and conditions herein contained, as the Co-Chief Operating Officer of the Subsidiaries. The Executive shall have such duties, responsibilities and authority as the by-laws of the Employer shall from time to time provide and as the Board of Directors of the Employer shall from time to time prescribe in writing and shall be in joint charge, together with the other Co-Chief Operating Officer, of all day-to-day operations of the Subsidiaries. During the term of Executive's employment hereunder, Executive shall devote his full time to the performance of his duties and responsibilities hereunder and will perform such duties and responsibilities faithfully and with reasonable care for the welfare of the Employer. Executive shall provide services to the Employer principally at its Subsidiaries' offices in the State of Florida, or at such other reasonably proximate location and shall not be obligated to relocate his residence. During the term of his employment hereunder, Executive shall not perform any services for compensation for any person, firm, partnership or corporation other than the Employer without the express written consent of the Board of Directors of the Employer; provided that Executive may provide services for charitable and not-for-profit organizations in his discretion, and devote such time managing his personal investments so long as such activities do not interfere with his obligations hereunder.

     2.   Compensation.

          (a) Base Salary. The Employer shall pay to Executive during the term of employment hereunder an annual salary of $120,000 ("Base Salary"), subject to review and increase by the Board of Directors of the Employer from time to time. Such salary shall be paid by the Employer to Executive in semi-monthly installments, less amounts which the Employer may be required to withhold from such payments by applicable federal, state or local laws or regulations.

          (b) Payment During Absences. If Executive shall be absent from work on account of personal injuries or sickness, he shall continue to receive the payments provided for in paragraph 2.1(a) hereof; provided, however, that any such payment may, at the Employer's option, be reduced by the amount which the Executive may receive, for the period covered by any such payments, in disability payments (i) pursuant to any disability insurance which the Employer, in its sole discretion, may maintain, or (ii) under any governmental program for disability compensation.

          (c)  Bonus.

               (i) At the discretion of the Board of Directors of the Employer, Executive may be entitled to a bonus each year. The Employer may establish and communicate standards to Executive for the achievement of bonus compensation each year.

               (ii) In addition to the discretionary bonus provided for in clause 2(c)(i) above, Executive shall be entitled to the following cash bonus: (A) if, for the first year of the term hereof, the "Pre-tax Income" of the Subsidiaries equals at least $1,100,000 ("Base Amount"), then the Executive shall be paid a cash bonus equal to 20% of his Base Salary then in effect; (B) if such Pre-tax Income for such period is 120% of said Base Amount, Executive shall be paid an additional 10% of his then Base Salary; (C) if said Pre-tax Income is 140% of the Base Amount, Executive shall be paid an additional 20% of his then Base Salary; and (D) if said Pre-tax Income is 200% of said Base Amount, Executive shall be paid an additional 50% of his then Base Salary as a bonus. Such bonus shall be paid incrementally pro rata for any "Pre-

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          Tax Income" exceeding 120% of the Base Amount in any year during the term hereof.

               For each subsequent year, during the term hereof, following the first year, the Base Amount upon which such bonuses shall be calculated shall be the greater of $1,100,000 or the Pre-tax Income of the immediately-preceding year, and the percentages of the then Base Salary to be paid to Executive as a cash bonus shall be as aforesaid.

               (iii) For purposes of clause 2(c)(ii) above, the term "Pre-tax Income" shall mean the income of Subsidiaries (before deducting federal, state and local income taxes) for the applicable twelve-month period, determined by the independent certified public accountants of the Company in accordance with generally accepted accounting principles consistently applied, adjusted as follows:

               (1) Credit items not earned in the ordinary course of Subsidiaries' business (including but not limited to proceeds from life insurance and gains on the sale of real estate or other capital items other than equipment) shall not be credited to Pre-Tax Income, unless otherwise provided herein;

               (2) Interest or dividend income on invested liquid assets, recovery of bad debts, proceeds from business interruption or casualty insurance, gains from the sale of equipment, and any management fees earned in the ordinary course of business shall be credited to Pre-Tax Income;

               (3) Any amount of Purchase Price paid thereon by Company to A-One-A Wholesale Produce, Inc. and Fresh, Inc. (the "Acquisition")shall not be a debit from Pre-Tax Income;

               (4) Any capital contributions made to Subsidiaries by the Company, or any of its Subsidiaries, shall not be credited to Pre-Tax Income;

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

               (5) Any indemnity that Subsidiaries may pay to Company shall not be credited to Pre-Tax Income;

               (6) Any indemnity that Company may pay to Subsidiaries shall not be a debit against Pre-Tax Income;

               (7) Any expenses paid by Company to complete the Acquisition shall not be a debit against Pre-Tax Income;

               (8) Any sums required to be paid by Employer to any employee benefit plan in the event that Employer is deemed to be a member of a controlled group, or affiliated service group, or employee leasing organization under Section 414 of the Code shall not be a debit against Pre-Tax Income; and

               (9) All checks of Subsidiaries in excess of $3,000 shall require two signatures. If one signature is either the Executive or his Co-Chief Operating Officer, Executive shall be deemed to have approved such expenditure.

          (iv) If Executive or the Company shall disagree with the calculation of the Pre Tax Income as determined by the independent certified public accountants of the Company to the extent of at least $25,000 and such disagreement shall not have been resolved prior to 30 days following delivery of such determination, all items in dispute shall be submitted to any other independent accountant or firm jointly chosen by the Company's independent certified public accountants and the Executive's certified public accountants for the purpose of arbitrating the dispute. The Arbitrator must agree prior to accepting the engagement to complete his determination within 30 days of the date of his engagement. the determination of the Arbitrator shall be final, binding and nonappealable. The fees of the Arbitrator shall be paid by the losing party or as the Arbitrator shall apportion. Notwithstanding anything to the contrary contained in this Section 2, the Company agrees to forthwith pay to Executive that portion of the consideration, if any, that the Company in good faith does not dispute. The Company shall use its best efforts to make available to Executive and his attorneys, accountants or other representatives, for examination, such of its book of account, contracts, licenses, leases, instruments, commitments, sales orders, purchase orders, records, accountants' work papers and other documents as are relevant to the preparation of the independent certified public accountants' determination.

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     3.   Benefits; Vacation; Automobile; Expense Reimbursement.

          (a) Benefits. The Executive shall be entitled to, and shall receive, all other benefits of employment available to other executives of the Employer generally, including, without limitation, participation in any medical, dental or other group health plans or accident benefits, life insurance benefits, club memberships, pension or profit-sharing plans, as shall be instituted by the Employer, in its sole discretion.

          (b) Vacation. Executive shall be entitled to three weeks annual vacation, subject to increase to four weeks on the terms available to other executive employees of the Employer.

          (c) Automobile. Executive shall be entitled to the use of an automobile during the term of this Agreement and Employer shall be responsible for all expenses related to such use for Employer purposes, including, gasoline, maintenance, insurance and taxes. Reimbursement of such expenses shall be made as described in subparagraph (d).

          (d) Expense Reimbursement. During the term hereof, the Employer shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Board of Directors of the Employer may from time to time establish. Executive shall provide to the Employer promptly after incurring any such expenses a detailed report thereof and such documentation as the Employer shall from time to time require and as shall be sufficient to support the deductibility of all such expenses by the Employer for federal income tax purposes.

     4.   Term.

     The employment of Executive hereunder shall be for a three-year term commencing on _________________, 1997 and expiring on ___________________, 2002, unless Executive or the Employer shall give notice of the termination of Executive's employment and this Agreement under the terms of paragraphs 5 or 6 hereof.

     5.   Termination By Employer.

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          (a)  Employer's Right To Terminate Prior To Expiration Of Term. The
Employer shall be entitled to terminate this Agreement prior to the expiration of its term or any renewal term on the occurrence of either:

               (i) an event of default with respect to Executive, as provided herein, or

               (ii) Death or Total Disability of Executive, as defined herein, occurring during the term or any renewal term of Executive's employment hereunder.

          (b) Event Of Default By Executive. For purposes of this paragraph, an event of default with respect to Executive shall include:

               (i) any willful failure by Executive to perform his duties, responsibilities or obligations hereunder in a faithful and diligent manner or with reasonable care and (if such failure can be cured) the failure by Executive to cure such failure within 10 days after written notice thereof shall have been given to Executive by the Employer;

               (ii) embezzlement or conversion by Executive of any funds of Employer or any client of Employer;

               (iii) destruction or conversion by Executive of any property of Employer, without Employer's consent;

               (iv)   Executive's conviction of a felony;

               (v)    Executive's adjudication as an incompetent;

               (vi)   Executive's habitual intoxication;

               (vii)  Executive's drug addiction; or

               (viii) Any breach of paragraph 7 or 8 hereof.

          (c) Total Disability. Total Disability of Executive shall be deemed to have occurred hereunder when Executive shall have failed or been unable to perform his duties hereunder on a full-time basis for an aggregate of 180 days ("Disability Period") and with a certification from a licensed physician in the State of Florida that Executive is

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

     permanently disabled from performing his duties hereunder. Where the conclusion of one Disability Period is followed within six months by the start of a second Disability Period and the disabilities are the same or related, both Disability Periods shall be aggregated for purpose of this subparagraph (c).

          (d)  Effect Of Termination.

               (i) In the event of termination of this Agreement and Executive's employment pursuant to paragraph 5(a) hereof, all rights and obligations of the Employer and Executive hereunder shall terminate on the date of such termination, subject to the following:

               A. Executive shall be entitled to receive (subject to any rights of setoff or counterclaim by the Employer) all salary, additional compensation and benefits which shall have accrued prior to the date of such termination, and the obligation of the Employer for the payment of salary, additional compensation or benefits shall terminate as at the date of such termination; and

               B. All rights of the Employer or Executive which shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement which are to survive termination of employment of Executive hereunder, shall survive such termination, and the Employer and Executive shall continue to be bound by such provisions in accordance with the terms thereof.

               (ii) In the event of termination of this Agreement and Executive's employment at the expiration of a term of this Agreement by act of the Employer other than pursuant to paragraph 5(a) hereof, then Executive shall be entitled to receive the remaining salary and benefits due for the balance of the term of this Agreement, with such salary to be paid in accordance with paragraph 2(a).

          (e) Death Of Executive. This Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon the death of Executive except that the Employer shall pay to the heirs, legatees or personal
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

     representative of Executive all compensation or benefits hereunder accrued but not paid to the date of Executive's death.

     6.   Termination By Executive.

          (a) Executive's Right To Terminate. Executive shall be entitled to terminate his employment with the Employer under this Agreement prior to the expiration of its term upon the occurrence of an event of default by the Employer.

          (b) Event Of Default By Employer. For purposes of this paragraph, an event of default with respect to the Employer shall include:

               (i) Any failure by the Employer to perform its obligations to Executive under this Agreement and (if such failure can be cured) the failure by the Employer to cure such failure within 10 days after written notice thereof shall have been given to the Employer by Executive;

               (ii) Employer's admitting in writing its inability to pay its debts generally as they become due;

               (iii) Employer's filing a petition for relief under any chapter of Title 11 of the United States Code or a petition to take advantage of any insolvency laws of the United States of America or any state thereof;

               (iv) Employer's making an assignment for the benefit of its creditors;

               (v) Employer's consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

               (vi) Employer's filing a petition or answer seeking reorganization under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof.

          (c) Effect Of Termination. In the event of termination of the Agreement by Executive in accordance with paragraph 6(a) hereof, all rights and obligations of the Employer and

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     Executive hereunder shall terminate on the date of such termination, subject to the following:

               (i) Executive shall be entitled to receive all salary, additional compensation and benefits which shall have accrued prior to the date of such termination and the Employer's obligation for the payment of salary, additional compensation and benefits shall terminate as of the date of such termination; and

               (ii) All rights of the Employer or Executive which shall have accrued hereunder prior to the date of such termination and all provisions of this Agreement which are to survive termination of employment of Executive hereunder shall survive such termination, and the Executive shall continue to be bound by such provisions in accordance with their terms.

     7.   Restrictive Covenant.

          (a) Non-Competition. Executive agrees that, so long as he is employed by Employer pursuant to this Agreement, and for eighteen months following any termination or expiration hereof, other than termination by Executive pursuant to paragraph 6(a) hereof, he will not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, partnership or corporation other than Employer or in any other capacity:

               (i) own, manage, operate, participate in, perform services for or otherwise carry on a business similar to or competitive with the business of Employer in the United States; provided that ownership of not more than five percent (5%) of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national security exchange or in the over-the-counter market shall not be deemed ownership of the issuer of such shares for the purposes of this section;

               (ii) induce or attempt to persuade any employee of Employer to terminate such employment relationship in order to enter into any such relationship with such person or to enter into any such relationship on behalf
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

          of any other business organization in competition with Employer or any of its affiliates;

               (iii) solicit any business related to the business conducted by Employer from any clients, customers, or prospective or former clients or customers of Employer, except those originated and introduced to Employer solely by Executive; or

               (iv) perform services of any nature for any entity which engages in or conducts any business that competes with, restricts or interferes with the business of Employer.

          (b) Injunctive Relief. Without limiting the right of Employer or any of its successors or permitted assigns to pursue all other legal and equitable rights available to them for violation of the covenants set forth in subparagraph 7(a) hereof, it is agreed that such other remedies cannot fully compensate Employer and its successors and assigns for such a violation and that Employer and its successors and assigns shall be entitled to injunctive relief, without bond, to prevent violation or continuing violation hereof. It is the intent and understanding of each party that if, in any action before any court or agency legally empowered to enforce this covenant, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such a court or agency.

     8.   Confidential Information.

          (a) Definitions. "Confidential Information" means information disclosed by the Employer to Executive, or developed or obtained by Executive during his employment by the Employer, either before the date or during the term of this Agreement, provided that such information is not generally known in the business and industry in which the Employer is or may subsequently become engaged, relating to or concerning the business, projects, products, techniques or methods of the Employer, whether relating to research, development, marketing, merchandising, selling or otherwise. Without limitation, Confidential Information shall include all know-how, technical information, ideas, concepts and processes relating to products of the Employer, whether now existing or hereafter developed, and all prices, customer names and customer lists but shall exclude the names of customers known to Executive prior to the effective date hereof.

          (b) Non-Disclosure. Executive agrees that, during the term hereof or while Executive shall receive compensation hereunder and after termination of this employment with the Employer for so long as the Confidential Information shall not be generally known or generally disclosed (except by Executive or by means of wrongful use or disclosure), Executive shall not use any Confidential Information, except on behalf of the Employer during the term hereof, or disclose any Confidential Information to any person, firm, partnership, Employer, corporation or other entity, except as authorized by the Board of Directors of the Employer.

     9.   Writings and Working Papers.

     Executive covenants and agrees that any and all books, textbooks, letters, pamphlets, drafts, memoranda or other writings of any kind written by him for or on behalf of the Employer or in the performance of Executive's duties hereunder, Confidential Information referred to in paragraph 8 hereof and all notes, records and drawings made or kept by him of work performed in connection with his employment by the Employer shall be and are the sole and exclusive property of the Employer and the Employer shall be entitled to any and all copyrights thereon or other rights relating thereto. Executive agrees to execute any and all documents or papers of any nature which the Employer or its successors, assigns or nominees deem necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this paragraph. Executive also agrees that upon request he will place all such notes, records and drawings in the Employer's possession and will not take with him without the written consent of a duly authorized officer of the Employer any notes, records, drawings, blueprints or other reproductions relating or pertaining to or connected with his employment of the business, books, textbooks, pamphlets, documents work or investigations of the Employer. The obligations of this paragraph shall survive the term of employment hereunder or the termination or expiration of the term or any renewal term hereof.

     10.  Bonus Shares.

     In further consideration of Executive's employment by Company, Company hereby agrees to issue to Executive shares of common stock

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

of the Company, in the following amounts and upon the happening of the following events:

          (a) Executive shall be issued such number of shares of common stock of the Company as are equal to $200,000 if the Pre-tax Income of Subsidiaries is at least $850,000 for the first twelve months of the term of this Agreement; and

          (b) In addition, Executive shall be issued such additional number of shares of common stock as shall equal $200,000 if the Pre-tax Income of the Subsidiaries is at least $977,500 for the second twelve months of the term of this Agreement.

     For purposes of determining such $200,000 in each of paragraphs 10(a) and 10(b), each such share to be issued to Executive thereunder shall be valued at its average closing price for the full trading week prior to issuance thereof, which shall be determined by dividing the sum of the closing prices for each day of such week by the number of days in such trading week. None of such shares shall be registered and certificates evidencing them shall bear appropriate restrictive legends with stop transfer orders placed against them on the books of the Company's transfer agent.

     11.  Specific Enforcement.

     Executive is obligated under this Agreement to render service of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Executive of this Agreement could not reasonably or adequately be compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Employer shall have the right during the term or any renewal term of this Agreement (or thereafter with respect to obligations continuing after the expiration or termination of this Agreement) to compel specific performance hereof by Executive or to obtain permanent and temporary injunctive relief, without any bond, against violations hereof by Executive. The prevailing party will be entitled to recover all costs and expenses incurred by him or it in connection therewith, including attorneys' fees.

     12.  Assignment.

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     The rights and duties of a party hereunder shall not be assignable by that party, without the express written consent of the other party.

     13.  Binding Effect.

     This Agreement shall be binding upon the parties hereto and their respective successors in interest, heirs and personal representatives and, to the extent permitted herein, their assigns.

     14.  Severability.

     If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

     15.  Notices.

     All notices, or other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties as follows:

     If to the Employer:      Terrace Holdings, Inc.
                              2699 Stirling Road
                              Suite C-405
                              Ft. Lauderdale, FL  33312

     With a copy to:          Gerald L. Fishman, Esq.
                              Fishman & Merrick, P.C.
                              30 North LaSalle Street
                              Suite 3500
                              Chicago, Illinois 60602

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

     If to Executive:         Scott Davis
                              6445 N.W. 72 Way
                              Parkland, Florida 33067

     With a copy to:          Richard L. Katz, Esq.
                              Katz & Mestre
                              2100 Salzedo Street, Suite 300
                              Coral Gables, Florida   33134

     Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the date of mailing. Either party may change the address to which notices to such party may be given hereunder by serving a proper notice of such change of address to the other party.

     16.  Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

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     17.  Waivers.

     No failure by either party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party's rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party's rights as to such default or any subsequent default.

     18.  Governing Law; Jurisdiction.

     For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Florida and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and subject to the laws of the State of Florida without regard to its conflicts of law rules or principles.

     19.  Jurisdiction and Venue.

     Any and all suits for any and every breach of this Agreement may be instituted and maintained in any court of competent jurisdiction in the State of Florida and the parties hereto consent to the jurisdiction and venue in such court and the service of process by certified mail to the addresses for the parties provided for notices herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              TERRACE HOLDINGS, INC. ("Company")


                           By:_____________________________________
                              Samuel H. Lasko
                              President

Attest:

___________________________
Secretary

                              A One A Produce & Provisions, Inc. &
                              Terrace Fresh, Inc. ("Subsidiaries")

                           By:______________________________________
                              Its_______________________________

Attest:

___________________________
Secretary


                              Executive:


                              __________________________________
                              Scott Davis

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